Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Bluerock Residential Growth REIT, Inc.

New York, New York

We hereby consent to the incorporation by reference in the Registration Statements on Forms S3 (Nos. 333-200359 and 333-203415) and S-8 (No. 333-202569) of Bluerock Residential Growth REIT, Inc. (each, a “Registration Statement”), and the accompanying prospectus for each Registration Statement of our report dated January 11, 2016, relating to the Historical Statement of Revenues and Certain Direct Operating Expenses of Park & Kingston for the year ended December 31, 2014; and our report dated January 11, 2016, relating to the Historical Statement of Revenues and Certain Direct Operating Expenses of Arium Palms at World Gateway for the year ended December 31, 2014; and our report dated January 11, 2016, relating to the Historical Statement of Revenues and Certain Direct Operating Expenses of Summer Wind for the year ended December 31, 2014; and our report dated January 11, 2016, relating to the Historical Statement of Revenues and Certain Direct Operating Expenses of Citation Club on Palmer Ranch for the year ended December 31, 2014, which appear in this Form 8K.

/s/ BDO USA, LLP

New York, New York

January 11, 2016